As filed with the Securities and Exchange Commission on October 20, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VNUS Medical Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3845	94-3216535
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2200 Zanker Road, Suite F

San Jose, California 95131
(408) 473-1100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Brian E. Farley

President and Chief Executive Officer
VNUS Medical Technologies, Inc.
2200 Zanker Road, Suite F
San Jose, California 95131
(408) 473-1100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Charles K. Ruck, Esq. Jonn R. Beeson, Esq. LATHAM & WATKINS LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626	Laura A. Berezin, Esq. John T. McKenna, Esq. COOLEY GODWARD LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-117640

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Registration
Securities to be Registered	Registered(1)	Share	Offering Price	Fee(2)(3)

Common Stock, $0.001 par value	766,667	$15.00	$11,500,005	$1,457

(1)	Includes 100,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933.

(3)	The Registrant previously paid filing fees of $15,180 in connection with the Registration Statement on Form S-1 (File No. 333-44070) filed on August 18, 2000, for the registration of $57,500,000 of securities, all of which were unsold and withdrawn from registration on April 19, 2000. As a result, the Registrant had a balance of $15,180 with the Securities and Exchange Commission (the “Commission”). Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant subsequently applied $10,340 of such balance toward the payment of the registration fee in respect of the common stock registered on the Registration Statement on Form S-1 (File No. 333-117640) filed on July 23, 2004, as subsequently amended. As a result, the Registrant has a balance of $4,840 with the Commission. Pursuant to Rule 457(p) of the Securities Act, the Registrant is offsetting the filing fee due in connection with the filing of this Registration Statement by $1,457 of the filing fee previously paid.

Explanatory Note

          This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of VNUS Medical Technologies, Inc. contemplated by the Registration Statement on Form S-1, as amended (SEC File No. 333-117640) (the “Prior Registration Statement”), and is being filed solely to register an additional 766,667 shares of common stock to be offered in the public offering, including up to 100,000 additional shares that may be sold pursuant to the Underwriters’ over-allotment option. The contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on October 20, 2004.

VNUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ BRIAN E. FARLEY

Brian E. Farley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ BRIAN E. FARLEY Brian E. Farley	President, Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2004

/s/ TIMOTHY A. MARCOTTE Timothy A. Marcotte	Chief Financial Officer and Vice President, Finance and Administration (Principal Financial and Accounting Officer)	October 20, 2004

* H. DuBose Montgomery	Chairman of the Board of Directors	October 20, 2004

* W. James Fitzsimmons	Director	October 20, 2004

* Kathleen D. LaPorte	Director	October 20, 2004

* Lori M. Robson	Director	October 20, 2004

*By: /s/ BRIAN E. FARLEY Brian E. Farley Attorney-in-Fact

EXHIBIT INDEX

Number		Description

1	.1*	Form of Underwriting Agreement.

5.1		Opinion of Latham & Watkins LLP regarding the legality of the common stock being registered.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Latham & Watkins LLP (See Exhibit 5.1).

24	.1**	Power of Attorney.

*	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-117640), filed with the Securities and Exchange Commission on July 23, 2004, and incorporated by reference herein.

**	Previously filed on signature page of Registrant’s Registration Statement on Form S-1 (File No. 333-117640), filed with the Securities and Exchange Commission on July 23, 2004, and incorporated herein by reference.